Exhibit 99.1

Cincinnati Bell Inc. Reports First Quarter 2010 Results

  Adjusted EBITDA of $123 million increased $10 million or 9 percent year-over-year;
  Diluted earnings per share excluding special items increased 20 percent versus last year; and
  Issued $625 million of 8.75% Senior Subordinated Notes due 2018 to redeem the outstanding 8.375% Senior Subordinated Notes due 2014.

CINCINNATI--(BUSINESS WIRE)--May 6, 2010--Cincinnati Bell Inc. (NYSE:CBB) today announced financial results for the first quarter of 2010. For the quarter, revenue was $324 million, a decrease of 1 percent compared to the first quarter of 2009. Operating income was $82 million, and net income of $23 million resulted in diluted earnings per share of 10 cents. Diluted earnings per share excluding special items1 was 12 cents, a 20 percent increase compared to 2009. Cincinnati Bell generated adjusted earnings before interest, taxes, depreciation and amortization2 (Adjusted EBITDA) of $123 million in the first quarter, its highest Adjusted EBITDA since the second quarter of 2005 and a $10 million, or 9 percent, increase compared to last year.

“We are extremely pleased to get out of the gate in 2010 with these results,” said Jack Cassidy, president and chief executive officer. “We believe that continued strong growth in the data center business and our high level of focus on cost management will allow us to deliver superior 2010 results.”

Quarterly Highlights

  Technology Solutions quarterly revenue of $72 million increased by $6 million, or 10 percent, compared to 2009. Adjusted EBITDA for the quarter was $13 million, a 46 percent increase versus the first quarter of 2009 primarily due to higher data center and managed services revenues. Operating income of $7 million increased by $3 million compared to last year.
  Wireless Adjusted EBITDA increased by $9 million, or 50 percent, to $27 million for the first quarter of 2010. Wireless Adjusted EBITDA margin3 of 36 percent is the highest since the third quarter of 2003. Wireless operating income also increased by $9 million to $18 million in the first quarter of 2010. Wireless has 89,000 total smartphone subscribers at the end of the first quarter, almost double the smartphone subscribers at the end of the first quarter of 2009.
  Wireline continued its expansion of its Fioptics product suite in the first quarter. Homes passed increased from 41,000 at year-end to 49,000 at the end of the first quarter of 2010. Entertainment subscribers increased 3,000 during the quarter and high-speed internet subscribers increased by 4,000, which includes customers using both Fioptics and DSL products. The company has attained a customer penetration rate of approximately 30 percent of homes passed after six months or longer. Wireline also launched the eVolve integrated data and voice products to medium and small businesses in the Louisville, Kentucky and Columbus, Ohio markets, adding to its existing business in Indianapolis, Indiana and Cincinnati, Ohio.

Financial and Operations Review

“Despite a slight decline in revenue, the company was able to deliver an Adjusted EBITDA increase of 9 percent compared to last year, which highlights our efforts on cost management and also includes 13 percent growth in revenue for our data center business,” said Gary Wojtaszek, chief financial officer. “We continued to manage our balance sheet through the refinancing of the outstanding 8.375% Senior Subordinated Notes due 2014 with the issuance of $625 million 8.75% Senior Subordinated Notes due 2018.”

2010 Segment Reorganization

In the first quarter 2010, the Company reclassified certain data center operations that have been historically reported in the Wireline segment to the Technology Solutions segment. For the year 2009, this change increased Technology Solutions segment revenue by approximately $10 million and increased Technology Solutions operating income by approximately $6 million, and decreased the Wireline results by the same amounts. Prior year amounts have been reclassified to conform to the current segment reporting.

Wireline Segment

Quarterly revenue equaled $188 million, down 3 percent or $6 million from a year ago. Operating income was $63 million compared to $74 million in the first quarter of 2009, which included a restructuring gain of $7 million associated with the changes made in the pension and postretirement plans announced in February of 2009. Adjusted EBITDA totaled $89 million, down 4 percent or $4 million from the prior year quarter.

Year-over-year total access line loss in the first quarter was 7.0 percent. Growth in business access lines in the company’s expansion markets partially offset the impact of access line losses in its traditional service area.

For the quarter, Wireline added 3,000 Fioptics entertainment subscribers and 4,000 high-speed internet customers, which includes customers using both Fioptics and DSL products. The company now has 14,000 Fioptics entertainment customers and 13,000 Fioptics high-speed internet customers. Homes passed with Fioptics total 49,000 at the end of the first quarter compared to 41,000 at December 31, 2009.

Wireless Segment

Quarterly revenue from the Wireless segment decreased 4 percent to $73 million, reflecting lower postpaid service revenue. Operating income for the first quarter 2009 was $18 million, an increase of $9 million from last year, and Adjusted EBITDA was $27 million, an increase of $9 million, or 50 percent, from the first quarter of 2009. Adjusted EBITDA margin was 36 percent at the end of the first quarter of 2010, an improvement of 13 percentage points compared to the prior year quarter. The improvement was primarily due to reduced expenses for handset subsidies, roaming, and other operating costs.

Postpaid average revenue per user (ARPU) in the first quarter was $49.17 compared to $48.01 a year ago and included data ARPU growth of 14 percent. This improvement reflects positive momentum in acquiring smartphone subscribers. The company now has 89,000 smartphone subscribers, almost double the number at the end of the first quarter 2009. Postpaid wireless churn in the quarter was 2.1 percent compared with 2.3 percent in the first quarter of 2009. Prepaid ARPU was $29.56, up $1.89 year-over-year due to the company’s focus on higher revenue rate plans.

Technology Solutions Segment

Technology Solutions quarterly revenue was $72 million, an increase of $6 million or 10 percent from the first quarter of 2009. Data center and managed services revenue grew $4 million, or 13 percent, year-over-year and telecommunications and IT equipment revenue increased $2 million or 7 percent. Operating income in the quarter increased $3 million to $7 million, up 68 percent from a year ago. First quarter Adjusted EBITDA increased $4 million to $13 million, up 46 percent from a year ago.

Data center utilization was 90 percent on 446,000 square feet of data center space at March 31, 2010 compared to 87 percent on 446,000 square feet at the end of 2009, which represents a first quarter increase of 14,000 square feet of utilized data center space.

2010 Outlook

Cincinnati Bell reaffirms its financial guidance for 2010:

Category	2010 Guidance
Revenue	$1.3 billion
Adjusted EBITDA	Approx. $460 million*
Free Cash Flow	Approx. $130 million*

*Plus or minus 2 percent

Conference Call/Webcast

Cincinnati Bell will host a conference call today at 10:00 a.m. (ET) to discuss its results for the first quarter 2010. A live webcast of the call will be available via the Investor Relations section of www.cincinnatibell.com. The conference call dial-in number is (866) 780-1233. Callers located outside of the U.S. and Canada may dial (816) 581-1571. A taped replay of the conference call will be available one hour after the conclusion of the call until 5:00 p.m. on May 20, 2010. For U.S. callers, the replay will be available at (888) 203-1112. For callers outside of the U.S. and Canada, the replay will be available at (719) 457-0820. The replay reference number is 4642549. An archived version of the webcast will also be available in the Investor Relations section of www.cincinnatibell.com.

Safe Harbor Note

Certain of the statements and predictions contained in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act. In particular, statements, projections or estimates that include or reference the words “believes,” “anticipates,” “plans,” “intends,” “expects,” “will,” or any similar expression fall within the safe harbor for forward-looking statements contained in the Reform Act. Actual results or outcomes may differ materially from those indicated or suggested by any such forward-looking statement for a variety of reasons, including, but not limited to: changing market conditions and growth rates within the telecommunications industry or generally within the overall economy; changes in competition in markets in which the company operates; pressures on the pricing of company products and services; advances in telecommunications technology; the ability to generate sufficient cash flow to fund the company’s business plan, repay the company’s debt and interest obligations, and maintain its networks; the ability to refinance indebtedness when required on commercially reasonable terms; changes in the telecommunications regulatory environment; changes in the demand for the company’s services and products; the demand for particular products and services within the overall mix of products sold, as the company’s products and services have varying profit margins; the company’s ability to introduce new service and product offerings on a timely and cost effective basis; work stoppage caused by labor disputes; restrictions imposed under various credit facilities and debt instruments; the company’s ability to attract and retain highly qualified employees; the company’s ability to access capital markets and the successful execution of restructuring initiatives; changes in the funded status of the company’s retiree pension and healthcare plans; disruption in operations caused by a health pandemic, such as the H1N1 influenza virus; changes in the company’s relationships with current large customers, a small number of whom account for a significant portion of company revenue; and disruption in the company’s back-office information technology systems, including its billing system. More information on potential risks and uncertainties is available in recent filings with the Securities and Exchange Commission, including Cincinnati Bell’s Form 10-K report, Form 10-Q reports and Form 8-K reports. The forward-looking statements included in this release represent company estimates as of May 5, 2010. Cincinnati Bell anticipates that subsequent events and developments will cause its estimates to change.

Use of Non-GAAP Financial Measures

This press release contains information about diluted earnings per share excluding special items, adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA), Adjusted EBITDA excluding stock-based compensation, net income excluding special items, free cash flow, and net debt. These are non-GAAP financial measures used by Cincinnati Bell management when evaluating results of operations and cash flow. Management believes these measures also provide users of the financial statements with additional and useful comparisons of current results of operations and cash flows with past and future periods. Non-GAAP financial measures should not be construed as being more important than comparable GAAP measures. Detailed reconciliations of diluted earnings per share excluding special items, adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA), Adjusted EBITDA excluding stock-based compensation, net income excluding special items, free cash flow and net debt to comparable GAAP financial measures have been included in the tables distributed with this release and are available in the Investor Relations section of www.cincinnatibell.com.

1Diluted earnings per share excluding special items provides a useful measure of operating performance. The company defines diluted earnings per share excluding special items as net income excluding special items divided by weighted average diluted common shares outstanding. Diluted earnings per share excluding special items should not be considered as an alternative to comparable GAAP measures of profitability and may not be comparable with the measure as defined by other companies.

2Adjusted EBITDA provides a useful measure of operational performance. The company defines Adjusted EBITDA as GAAP operating income plus depreciation, amortization, restructuring charges, asset impairments, and other special items. Adjusted EBITDA should not be considered as an alternative to comparable GAAP measures of profitability and may not be comparable with the measure as defined by other companies.

3Adjusted EBITDA margin provides a useful measure of operational performance. The company defines Adjusted EBITDA margin as Adjusted EBITDA divided by revenue. Adjusted EBITDA margin should not be considered as an alternative to comparable GAAP measures of profitability and may not be comparable with the measure as defined by other companies.

Free cash flow provides a useful measure of operational performance, liquidity and financial health. The company defines free cash flow as cash provided by (used in) operating, financing and investing activities, adjusted for the issuance and repayment of debt, debt issuance costs, the repurchase of common stock, and the proceeds from the sale or the use of funds from the purchase of business operations, including transaction costs. Free cash flow should not be considered as an alternative to net income (loss), operating income (loss), cash flow from operating activities, or the change in cash on the balance sheet and may not be comparable with free cash flow as defined by other companies. Although the company feels that there is no comparable GAAP measure for free cash flow, the attached financial information reconciles free cash flow to the net increase (decrease) in cash and cash equivalents.

Net income excluding special items provides a useful measure of operating performance. Net income excluding special items should not be considered as an alternative to comparable GAAP measures of profitability and may not be comparable with net income excluding special items as defined by other companies.

Net debt provides a useful measure of liquidity and financial health. The company defines net debt as the sum of the face amount of short-term and long-term debt and unamortized premium and/or discount, offset by cash and cash equivalents.

Adjusted EBITDA excluding stock-based compensation provides a useful measure of operational performance. The company defines Adjusted EBITDA excluding stock-based compensation as GAAP operating income plus depreciation, amortization, restructuring charges, asset impairments, stock-based compensation, and other special items. Adjusted EBITDA excluding stock-based compensation should not be considered as an alternative to comparable GAAP measures of profitability and may not be comparable with the measure as defined by other companies.

About Cincinnati Bell Inc.

With headquarters in Cincinnati, Ohio, Cincinnati Bell (NYSE: CBB) provides integrated communications solutions—including local, long distance, data, Internet, entertainment and wireless services—that keep residential and business customers in Greater Cincinnati and Dayton connected with each other and with the world. In addition, businesses nationwide ranging in size from start-up companies to large enterprises turn to Cincinnati Bell for efficient, scalable office communications systems as well as complex information technology solutions including data center and managed services. For more information, visit www.cincinnatibell.com.

Cincinnati Bell Inc.
Consolidated Statements of Income
(Unaudited)
(Dollars in millions, except per share amounts)

	Three Months
	Ended March 31,		Change
	2010	2009	$	%

Revenue	$323.7	$325.5	$(1.8)	(1%)

Costs and expenses
Cost of services and products	133.9	139.0	(5.1)	(4%)
Selling, general and administrative	67.2	73.9	(6.7)	(9%)
Depreciation and amortization	40.2	39.3	0.9	2%
Restructuring gains	-	(7.0)	7.0	n/m

Operating income	82.4	80.3	2.1	3%

Interest expense	37.1	31.8	5.3	17%
Other income, net	(0.1)	-	(0.1)	n/m

Income before income taxes	45.4	48.5	(3.1)	(6%)
Income tax expense	22.6	19.7	2.9	15%

Net income	22.8	28.8	(6.0)	(21%)

Preferred stock dividends	2.6	2.6	-	0%

Net income applicable to common shareowners	$20.2	$26.2	$(6.0)	(23%)

Basic and diluted earnings per common share	$0.10	$0.12

Weighted average common shares outstanding
(in millions)
- Basic	200.9	224.3
- Diluted	204.7	225.2

Cincinnati Bell Inc.
Income Statement by Segment*
(Unaudited)
(Dollars in millions)

	Three Months
	Ended March 31,		Change
	2010	2009	$	%
Wireline*
Revenue
Voice - local service	$81.1	$90.2	$(9.1)	(10%)
Data	68.6	69.4	(0.8)	(1%)
Long distance and VoIP	25.5	24.0	1.5	6%
Other	12.5	9.9	2.6	26%

Total revenue	187.7	193.5	(5.8)	(3%)

Operating costs and expenses
Cost of services and products	63.9	62.3	1.6	3%
Selling, general and administrative	35.3	39.2	(3.9)	(10%)
Depreciation and amortization	25.4	25.3	0.1	0%
Restructuring gains	-	(7.1)	7.1	n/m

Total operating costs and expenses	124.6	119.7	4.9	4%

Operating income	$63.1	$73.8	$(10.7)	(14%)

Wireless
Revenue
Service	$68.9	$71.2	$(2.3)	(3%)
Equipment	4.3	5.1	(0.8)	(16%)

Total revenue	73.2	76.3	(3.1)	(4%)

Operating costs and expenses
Cost of services and products	32.1	40.7	(8.6)	(21%)
Selling, general and administrative	14.4	17.8	(3.4)	(19%)
Depreciation and amortization	9.0	9.3	(0.3)	(3%)

Total operating costs and expenses	55.5	67.8	(12.3)	(18%)

Operating income	$17.7	$8.5	$9.2	108%

Technology Solutions*
Revenue
Telecom and IT equipment distribution	$33.3	$31.1	$2.2	7%
Data center and managed services	32.7	29.0	3.7	13%
Professional services	5.6	5.1	0.5	10%

Total revenue	71.6	65.2	6.4	10%

Operating costs and expenses
Cost of services and products	45.9	44.8	1.1	2%
Selling, general and administrative	12.6	11.4	1.2	11%
Depreciation and amortization	5.7	4.6	1.1	24%

Total operating costs and expenses	64.2	60.8	3.4	6%

Operating income	$7.4	$4.4	$3.0	68%
*	2009 amounts have been revised to present certain data center operations in the Technology Solutions segment that were previously reported in the Wireline segment.

Cincinnati Bell Inc.
Segment Information*
(Unaudited)
(Dollars in millions)

	Three Months
	Ended March 31,		Change
	2010	2009	$	%
Revenue
Wireline*	$187.7	$193.5	$(5.8)	(3%)
Wireless	73.2	76.3	(3.1)	(4%)
Technology Solutions*	71.6	65.2	6.4	10%
Eliminations	(8.8)	(9.5)	0.7	(7%)

Total revenue	$323.7	$325.5	$(1.8)	(1%)

Cost of Services and Products
Wireline*	$63.9	$62.3	$1.6	3%
Wireless	32.1	40.7	(8.6)	(21%)
Technology Solutions*	45.9	44.8	1.1	2%
Eliminations	(8.0)	(8.8)	0.8	(9%)

Total cost of services and products	$133.9	$139.0	$(5.1)	(4%)

Selling, General and Administrative
Wireline*	$35.3	$39.2	$(3.9)	(10%)
Wireless	14.4	17.8	(3.4)	(19%)
Technology Solutions*	12.6	11.4	1.2	11%
Corporate and eliminations	4.9	5.5	(0.6)	(11%)

Total selling, general and administrative	$67.2	$73.9	$(6.7)	(9%)

Depreciation and Amortization
Wireline*	$25.4	$25.3	$0.1	0%
Wireless	9.0	9.3	(0.3)	(3%)
Technology Solutions*	5.7	4.6	1.1	24%
Corporate	0.1	0.1	-	0%

Total depreciation and amortization	$40.2	$39.3	$0.9	2%

Restructuring Charges (Gains)
Wireline	$-	$(7.1)	$7.1	n/m
Wireless	-	-	-	n/m
Technology Solutions	-	-	-	n/m
Corporate	-	0.1	(0.1)	n/m

Total restructuring charges (gains)	$-	$(7.0)	$7.0	n/m

Operating Income
Wireline*	$63.1	$73.8	$(10.7)	(14%)
Wireless	17.7	8.5	9.2	108%
Technology Solutions*	7.4	4.4	3.0	68%
Corporate	(5.8)	(6.4)	0.6	(9%)

Total operating income	$82.4	$80.3	$2.1	3%
*	2009 amounts have been revised to present certain data center operations in the Technology Solutions segment that were previously reported in the Wireline segment.

Cincinnati Bell Inc.
Segment Metric Information
(Unaudited)

	March 31,	December 31,
	2010	2009
(in thousands)

Local access lines	711.7	723.5

High-speed internet subscribers
DSL subscribers	234.6	233.8
Fiber subscribers	13.0	10.2

	247.6	244.0

Fiber entertainment subscribers	14.4	11.1

Wireless subscribers
Postpaid wireless subscribers	367.8	379.1
Prepaid wireless subscribers	155.5	154.0

	523.3	533.1

Long distance lines
Consumer long distance lines	327.2	331.9
Business long distance lines	174.1	176.4

	501.3	508.3

Data Center and Managed Services*
Data center capacity (in square feet)	446,000	446,000
Utilization rate**	90%	87%

*	December 31, 2009 amounts have been adjusted for certain data center operations that were previously reported in the Wireline segment.

**

Data center utilization is calculated by dividing data center square footage that is committed contractually to customers by total data center square footage. Some data center square footage that is committed contractually may not yet be billing to the customer.

Cincinnati Bell Inc.
Local Access Line Detail
(Unaudited)
(In thousands)

	2008				2009				2010
	1Q	2Q	3Q	4Q	1Q	2Q	3Q	4Q	1Q
Local Access Lines

In-Territory:
Primary Residential	441.2	427.6	414.5	403.6	392.2	382.8	371.6	362.1	354.1
Secondary Residential	30.7	29.5	28.4	27.2	25.8	24.8	23.6	22.7	21.8
Business/ Other	284.3	283.4	280.2	277.7	274.3	271.5	268.9	265.4	261.9
Total In-Territory	756.2	740.5	723.1	708.5	692.3	679.1	664.1	650.2	637.8

Out-of-Territory:
Primary Residential	32.8	32.7	33.7	34.9	35.4	34.8	34.3	33.3	32.9
Secondary Residential	1.4	1.3	1.3	1.3	1.3	1.2	1.2	1.1	1.1
Business/ Other	30.2	31.2	33.3	35.0	36.3	37.4	38.2	38.9	39.9
Total Out-of-Territory	64.4	65.2	68.3	71.2	73.0	73.4	73.7	73.3	73.9

Total Access Lines	820.6	805.7	791.4	779.7	765.3	752.5	737.8	723.5	711.7

Cincinnati Bell Inc.
Net Debt and Common Shares Outstanding
(Unaudited)
(Dollars and shares in millions)

	March 31,	December 31,	Change
	2010	2009	$	%

Credit facility, tranche B term loan	204.3	204.9	(0.6)	0%
8 3/8% Senior Subordinated Notes due 2014	569.2	569.8	(0.6)	0%
7% Senior Notes due 2015	252.0	252.3	(0.3)	0%
8 1/4% Senior Notes due 2017	500.0	500.0	-	0%
8 3/4% Senior Subordinated Notes due 2018	625.0	-	625.0	n/m
7 1/4% Senior Notes due 2023	40.0	40.0	-	0%
Accounts receivable securitization facility	-	85.9	(85.9)	n/m
Various Cincinnati Bell Telephone notes	207.5	207.5	-	0%
Capital leases and other debt	137.8	125.5	12.3	10%
Net unamortized discount	(15.3)	(6.8)	(8.5)	n/m

Total debt	2,520.5	1,979.1	541.4	27%

Less: Interest rate swap adjustment	(13.7)	(14.6)	0.9	(6%)
Less: Cash and cash equivalents	(576.8)	(23.0)	(553.8)	n/m

Net debt (as defined by the company)	$1,930.0	$1,941.5	$(11.5)	(1%)

Credit facility availability	$185.2	$185.5	$(0.3)	0%

Common shares outstanding	201.1	200.4	0.7	0%

Cincinnati Bell Inc.
Consolidated Statements of Cash Flows
(Unaudited)
(Dollars in millions)

	Three Months
	Ended March 31,
	2010	2009

Cash provided by operating activities	$70.8	$58.5

Capital expenditures	(27.3)	(45.7)
Acquisitions of businesses	(0.4)	(3.4)
Other, net	0.1	0.6

Cash used in investing activities	(27.6)	(48.5)

Issuance of long-term debt	616.2	-
Change in corporate credit and receivables facilities, net	(85.9)	23.0
Repayment of debt	(2.9)	(2.3)
Debt issuance costs	(12.9)	-
Preferred stock dividends	(2.6)	(2.6)
Common stock repurchase	-	(21.4)
Other, net	(1.3)	(0.6)

Cash provided by (used in) financing activities	510.6	(3.9)

Net increase in cash and cash equivalents	553.8	6.1
Cash and cash equivalents at beginning of period	23.0	6.7

Cash and cash equivalents at end of period	$576.8	$12.8

Reconciliation of GAAP Cash Flow to Free Cash Flow (as defined by the company)
Net increase in cash and cash equivalents	$553.8	$6.1
Less adjustments:
Issuance of long-term debt	(616.2)	-
Change in corporate credit and receivables facilities, net	85.9	(23.0)
Repayment of debt	2.9	2.3
Debt issuance costs	12.9	-
Common stock repurchase	-	21.4
Acquisitions of businesses	0.4	3.4

Free cash flow (as defined by the company)	$39.7	$10.2

Income tax payments	$0.3	$2.0

Cincinnati Bell Inc.
Free Cash Flow (as defined by the company)
(Unaudited)
(Dollars in millions)

Free Cash Flow for the three months ended March 31, 2009	$ 10.2

Increase in Adjusted EBITDA	10.0
Decrease in capital expenditures	18.4
Proceeds received from terminated swaps in 2009	(10.5)
Decrease in other interest payments	12.2
Change in working capital and other	(0.6)

Free Cash Flow for the three months ended March 31, 2010	$ 39.7

Cincinnati Bell Inc.
Capital Expenditures
(Unaudited)
(Dollars in millions)

	Three Months Ended
	Mar. 31, 2010	Dec. 31, 2009	Sep. 30, 2009	Jun. 30, 2009	Mar. 31, 2009

Wireline*	$20.7	$32.0	$35.1	$37.0	$28.9
Wireless	2.2	17.0	8.1	4.2	5.6
Technology Solutions*	4.4	4.4	4.2	7.2	11.0
Corporate	-	-	0.1	0.1	0.2
Total capital expenditures	$27.3	$53.4	$47.5	$48.5	$45.7

*	2009 amounts have been revised to present certain data center operations in the Technology Solutions segment that were previously reported in the Wireline segment.

Cincinnati Bell Inc.
Reconciliation of Adjusted EBITDA (Non-GAAP) to Net Income (GAAP)
(Unaudited)
(Dollars in millions)

	Three Months Ended March 31, 2010
	Wireline	Wireless	Technology Solutions	Corporate	Total Company

Net Income (GAAP)					$22.8
Add:
Income tax expense					22.6
Other income, net					(0.1)
Interest expense					37.1

Operating Income (GAAP)	$63.1	$17.7	$7.4	$(5.8)	$82.4
Add:
Depreciation and amortization	25.4	9.0	5.7	0.1	40.2

Adjusted EBITDA (Non-GAAP)	$88.5	$26.7	$13.1	$(5.7)	$122.6

	Three Months Ended March 31, 2009
	Wireline*	Wireless	Technology Solutions*	Corporate	Total Company

Net Income (GAAP)					$28.8
Add:
Income tax expense					19.7
Interest expense					31.8

Operating Income (GAAP)	$73.8	$8.5	$4.4	$(6.4)	$80.3
Add:
Depreciation and amortization	25.3	9.3	4.6	0.1	39.3
Restructuring charges (gains)	(7.1)	-	-	0.1	(7.0)

Adjusted EBITDA (Non-GAAP)	$92.0	$17.8	$9.0	$(6.2)	$112.6

Year-over-year dollar change in Adjusted EBITDA	$(3.5)	$8.9	$4.1	$0.5	$10.0

Year-over-year percentage change in Adjusted EBITDA	(4%)	50%	46%	(8%)	9%
*	2009 amounts have been revised to present certain data center operations in the Technology Solutions segment that were previously reported in the Wireline segment.

Cincinnati Bell Inc.
Reconciliation of Adjusted EBITDA Excluding Stock-Based Compensation Expense (Non-GAAP) to Net Income (GAAP)
(Unaudited)
(Dollars in millions)

	Three Months Ended March 31, 2010
	Wireline	Wireless	Technology Solutions	Corporate	Total Company

Net Income (GAAP)					$22.8
Add:
Income tax expense					22.6
Other income, net					(0.1)
Interest expense					37.1

Operating Income (GAAP)	$63.1	$17.7	$7.4	$(5.8)	$82.4
Add:
Depreciation and amortization	25.4	9.0	5.7	0.1	40.2
Stock-based compensation expense	0.1	-	0.1	1.2	1.4

Adjusted EBITDA Excluding Stock-Based Compensation Expense (Non-GAAP)	$88.6	$26.7	$13.2	$(4.5)	$124.0

	Three Months Ended March 31, 2009
	Wireline*	Wireless	Technology Solutions*	Corporate	Total Company

Net Income (GAAP)					$28.8
Add:
Income tax expense					19.7
Interest expense					31.8

Operating Income (GAAP)	$73.8	$8.5	$4.4	$(6.4)	$80.3
Add:
Depreciation and amortization	25.3	9.3	4.6	0.1	39.3
Restructuring charges (gains)	(7.1)	-	-	0.1	(7.0)
Stock-based compensation expense	0.2	-	0.5	3.2	3.9

Adjusted EBITDA Excluding Stock-Based Compensation Expense (Non-GAAP)	$92.2	$17.8	$9.5	$(3.0)	$116.5

Year-over-year dollar change in Adjusted EBITDA Excluding Stock-Based Compensation Expense	$(3.6)	$8.9	$3.7	$(1.5)	$7.5

Year-over-year percentage change in Adjusted EBITDA Excluding Stock-Based Compensation Expense	(4%)	50%	39%	50%	6%
*	2009 amounts have been revised to present certain data center operations in the Technology Solutions segment that were previously reported in the Wireline segment.

Cincinnati Bell Inc.
Normalized Statements of Operations (Non-GAAP) - Reconciliation to Reported Results
(Unaudited)
(Dollars in millions, except per share amounts)
		Special Items
			Three
	Three		Months Ended
	Months Ended		March 31, 2010
	March 31, 2010	Prescription	Before Special Items
	(GAAP)	Drug Subsidy	(Non-GAAP)
		A
Revenue	$323.7	$-	$323.7

Costs and expenses
Cost of services and products	133.9	-	133.9
Selling, general and administrative	67.2	-	67.2
Depreciation and amortization	40.2	-	40.2
Operating income	82.4	-	82.4

Interest expense	37.1	-	37.1
Other income, net	(0.1)	-	(0.1)

Income before income taxes	45.4	-	45.4
Income tax expense	22.6	(3.9)	18.7

Net income	22.8	3.9	26.7

Preferred stock dividends	2.6	-	2.6

Net income applicable to common shareowners	$20.2	$3.9	$24.1

Weighted average diluted common shares	204.7	204.7	204.7

Diluted earnings per common share	$0.10	$0.02	$0.12

A	Charge for a change in federal tax law related to retiree medicare drug subsidies.

Cincinnati Bell Inc.
Normalized Statements of Operations (Non-GAAP) - Reconciliation to Reported Results
(Unaudited)
(Dollars in millions, except per share amounts)
		Special Items
			Three
	Three		Months Ended
	Months Ended		March 31, 2009
	March 31, 2009		Before Special Items
	(GAAP)	Restructuring	(Non-GAAP)
		A
Revenue	$325.5	$-	$325.5

Costs and expenses
Cost of services and products	139.0	-	139.0
Selling, general and administrative	73.9	-	73.9
Depreciation and amortization	39.3	-	39.3
Restructuring gains	(7.0)	7.0	-
Operating income	80.3	(7.0)	73.3

Interest expense	31.8	-	31.8

Income before income taxes	48.5	(7.0)	41.5
Income tax expense	19.7	(2.8)	16.9

Net income	28.8	(4.2)	24.6

Preferred stock dividends	2.6	-	2.6

Net income applicable to common shareowners	$26.2	$(4.2)	$22.0

Weighted average diluted common shares	225.2	225.2	225.2

Diluted earnings per common share	$0.12	$(0.02)	$0.10

Normalized results have been adjusted for the following (pretax adjustments are tax effected at 40%):

A	Curtailment gains primarily related to changes in the pension and postretirement plans announced in February 2009.

Cincinnati Bell Inc.
Reconciliation of Adjusted EBITDA (Non-GAAP) Guidance to Operating Income (GAAP) Guidance
(Unaudited)
(Dollars in millions)

2010 Operating Income (GAAP) Guidance	$ 305

Add:
Depreciation and amortization	155

2010 Adjusted EBITDA Guidance	$ 460	*

* Plus or minus 2 percent.

CONTACT:
Cincinnati Bell Inc.
Investor / Media contact:
Kurt Freyberger, 513-397-1055
kurt.freyberger@cinbell.com